Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our report dated February 6, 2004, except as to Note 7, which is as of February 26, 2004, with respect to the balance sheets of Provena Foods Inc. as of December 31, 2003 and 2002, and the related statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, incorporated herein by reference.

/s/    KPMG LLP

Costa Mesa, California

April 9, 2004